UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/14/2021
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Covetrus, Inc. (the “Company”), and in accordance with the Company’s Amended and Restated Bylaws, the Board increased the size of the board from ten directors to eleven directors.

On May 18, 2021, the Company announced that, upon the recommendation of the Nominating and Governance Committee, its Board elected Paul Fonteyne to the Board, effective July 1, 2021. The election of Mr. Fonteyne increases the number of directors serving on the Board to eleven. Mr. Fonteyne will hold such office until the election of directors at the 2022 annual meeting of stockholders. Mr. Fonteyne will serve on the Audit Committee of the Board upon the recommendation of the Nominating and Governance Committee.

The Company issued a press release on May 18, 2021 announcing the appointment of Mr. Fonteyne to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

Date:	May 18, 2021	By:	/s/ Jamey S. Seely
		Name:	Jamey S. Seely
		Title:	General Counsel & Corporate Secretary